EXHIBIT 99

CRT Properties, Inc.
225 NE Mizner Blvd., Suite 200
Boca Raton, Florida 33432

[CRT Properties Logo]

NEWS

FOR IMMEDIATE RELEASE

CRT PROPERTIES, INC. ANNOUNCES THE APPOINTMENT
OF TWO NEW INDEPENDENT BOARD MEMBERS

BOCA RATON, Fla.—(BUSINESS WIRE)—October 15, 2004—CRT Properties, Inc. (NYSE:CRO) CRT Properties, Inc. is pleased to announce that Mr. Peter J. Farrell and Mr. Randall E. Paulson have joined its Board of Directors.

Mr. Farrell has over 22 years experience in commercial real estate including the sale, leasing, and financing of assets and the sale of real estate securities. Mr. Farrell is presently a Principal at Cafritz Company, a real estate development and management company located in Washington, D.C. Prior to joining Cafritz, Mr. Farrell served as President and Chief Operating Officer of Medical Office Properties, Inc. and as a member of the executive committee of its Board of Directors. In his role at MOP, Mr. Farrell was responsible for investment strategy, approval of acquisitions and capital markets strategy.

Prior to joining MOP, Mr. Farrell served as a Vice President at Legg Mason Real Estate Services, Inc (LMRES), in the Washington, DC regional office and Managing Director of LMRES’s U.S. Real Estate Advisors, Inc. Mr. Farrell’s responsibilities included directing private equity placements for domestic and foreign institutional investors into both real estate assets and public and private real estate companies.

Mr. Farrell holds a Bachelor of Science degree from Georgetown University. In addition to his professional commitments, he serves as a Senator of Georgetown University’s Board of Governors, a Trustee and member of the executive committee of the Woods Academy and Chairman of the Tewaaraton Foundation.

Mr. Paulson is currently the Executive Vice President, Acquisitions and Strategic Development with National Financial Partners Corp. (NYSE – NPF), a national provider of financial services to high net worth individuals and growing companies. He has served in this capacity since February of 2002. In the two years prior to that time he was active as a private investor and was the co-founder and President of NeoModal LLC, a logistics and software firm in Charlotte, North Carolina. From 1993 to 2000, Mr. Paulson served in a variety of positions with Bear Stearns & Co., Inc. including that of Senior Managing Director in Mergers and Acquisitions. From 1989 to 1993, Mr. Paulson was with the Corporate Finance Group of GE Capital Corporation.

Mr. Paulson holds a B.S.B. in accounting from the University of Minnesota and a Masters of Management from the Kellogg Graduate School of Management at Northwestern.

CRT Properties’ Board of Directors’ mission is to focus on representing the interests of our shareholders in achieving superior and sustainable business performance. We look forward to Mr. Farrell and Mr. Paulson enhancing this focus with their knowledge and experience.

About CRT Properties, Inc.

CRT Properties, Inc. owns or has interests in 134 office buildings, containing 10.8 million rentable square feet, primarily located in 20 suburban office projects and two urban centers in 12 metropolitan areas in the Southeastern United States, Texas and Maryland. For more information about CRT Properties, Inc., contact its website at http://www.crtproperties.com or Investor Relations, 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432-3945, or call 1-800-850-2037.

Private Securities Litigation Reform Act of 1995. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The forward-looking statements contained in this release, including those that refer to management’s plans and expectations for future operations, prospects and financial condition, are subject to certain risks and uncertainties. Actual results could differ materially from current expectations. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on these statements because, by their nature, they are subject to known and unknown risks and can be affected by factors that are beyond the control of CRT Properties, Inc. Among the factors that could affect the Company’s actual results are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; its ability to timely lease or re-lease space at current or anticipated rents to creditworthy tenants; changes in interest rates; future demand for its debt and equity securities; and its ability to complete current and future development projects on schedule and on budget. A more detailed discussion of these and other factors is set forth in the “Risk Factors” section of the Company’s SEC reports and filings, including its Annual Report on Form 10-K for the year ended December 31, 2003. For forward-looking statements contained or incorporated by reference herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.